Exhibit 99.1

Contact:

David D. Sgro

Chief Operating Officer

Harmony Merger Corp.

212-319-7676

FOR IMMEDIATE RELEASE

HARMONY MERGER CORP. ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

New York, NY, March 24, 2015 – Harmony Merger Corp. (NASDAQ: HRMNU) (the “Company”) announced today that its Registration Statement on Form S-1 (SEC File No. 333-197330) was declared effective by the Securities and Exchange Commission.  The closing of the Company’s initial public offering of 10,000,000 units is expected to be consummated on or about March 27, 2015.  Each unit will consist of one share of common stock and one warrant to purchase one share of common stock, and will be sold at an offering price of $10.00 per unit for aggregate gross proceeds of $100,000,000.  Cantor Fitzgerald & Co. acted as the lead managing underwriter of the initial public offering.  The offering is being made only by means of a prospectus, copies of which may be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Attn: Kevin Brennan, kbrennan@cantor.com, 212-915-1970.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on March 23, 2015. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Harmony Merger Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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